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                                                                    EXHIBIT 23.4


                  CONSENT OF LEE KEELING AND ASSOCIATES, INC.


As independent oil and gas consultants, Lee Keeling and Associates, Inc., hereby consents to the use of our reserve report dated March 27, 2000 addressed to Gothic Energy Corporation and all references to our firm included in or made a part of the Chesapeake Energy Corporation Form S-4 to be filed on or about September 29, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.



                                        /s/ LEE KEELING AND ASSOCIATES, INC.
                                            LEE KEELING AND ASSOCIATES, INC.

September 29, 2000
Tulsa, Oklahoma